UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 17, 2009

FIRSTGOLD CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-20722	16-1400479
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1055 Cornell Avenue Lovelock, NV	89419
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (775) 273-7800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

As previously reported, in conjunction with a series of proposed transactions between Firstgold Corp. and the Xi'an, China headquartered Northwest Non-Ferrous International Investment Company Limited (“Northwest”), the parties sought to obtain necessary regulatory approvals including the filing of a joint application by Northwest and Firstgold with the Committee on Foreign Investment in the United States (“CFIUS”) on October 6, 2009. On November 6, 2009 Firstgold and Northwest were informed by CFIUS that additional time was required to complete their review of the Application pursuant to applicable authority and invoked an additional 45-day period in which to perform a full investigation of the Application. Pursuant to discussions between CFIUS and representatives of the Applicants, CFIUS made its determination to disapprove the Application and determined that no mitigation scenarios could sufficiently resolve the identified national security issues.

On December 21, 2009 Northwest requested to withdraw the CFIUS Application which terminated the CFIUS review process. In conjunction with this action, Northwest indicated it would not proceed with the proposed transactions with Firstgold and moved to unwind the Binding Offer Letter which included a request for reimbursement of the $1,000,000 previously advanced to Firstgold and its secured lenders.

In light of these recent and unexpected developments, all parties to the transactions, including Firstgold’s secured lenders, are assessing their positions and future courses of action.

Item 9.01 Financial Statements and Exhibits

Exhibits

99.1	Press Release dated December 21, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 23, 2009		FIRSTGOLD CORP.

	By:	/s/ Terry Lynch
Terry Lynch, Chief Executive Officer